Exhibit 3.337
The Commonwealth Massachusetts
DEPARTMENT OF CORPORATIONS AND TAXATION

We,	THOMAS J. DOOLEY ALBERT P. DOOLEY JOHN J. DOOLEY
being a majority of the directors of the DOOLEY BROS. INC.
elected at its, first meeting in compliance with the requirements of section 10 of chapter 156 of the General Laws, do hereby certify that the following is a true copy of the agreement of association to form said corporation, with the names of the subscribers thereto:-
     We, whose names are hereto subscribed, do, by this agreement, associate ourselves with the intention of forming a corporation under the provisions of chapter 156 of the General Laws as amended.
     The name by which the corporation shall be known is
DOOLEY BROS. INC.
     The location of the principal office of the corporation in Massachusetts is the state of Massachusetts and outside Massachusetts the of     State of

IMPORTANT:	State complete business address of corporation if known, otherwise, address to which mail should be sent.
73 Howard Street, Roxbury, Massachusetts.
     The purposes for which the corporation is formed and the nature of the business to be transacted by it are as follows:-
General trucking and transporting of goods and merchandise including gravel, cinders, rubbish, furniture, coke, coal, crushed stone, building materials and supplies and household goods; Buying and selling gravel, cinder’s and all building supplies construction of cellars for buildings, hiring out trucks for transportation and trucking purposes; general contracting.

The total authorized capital stock with par value is		dollars, Preferred
	$25,000	dollars, Common

The number of shares without par value is	ì í î	Preferred Common

	ì	Preferred		dollars
The par value of its shares is	í
	î	Common	$100.00	dollars

	ì	Preferred
The number of its shares with par value is	í
	î	Common 250
     (NOTE—State the restrictions, if any, imposed upon the transfer of shares; and, if there are to be two or more classes of stock, a description of the different classes and a statement of the terms on which they are to be created and the method of voting thereon.)
          No stock shall be offered for sale by its holder without first offering said stock for sale to the directors of the corporation.
          A stockholder wishing to sell or transfer any of his stock, shall first, in writing, offer to sell the same to the Company, through the board of directors, disclosing the consideration for the proposed sale or transfer, and the name and address to the person to whom it is to be made. The board of directors shall have 20 days from the date of such offer to purchase the stock in behalf of the Company for a consideration to be determined by three arbitrators, of which one shall be appointed by each party and the third by the two so appointed; or the board may, after such determination, elect to buy the said stock at the price of the proposed sale or transfer. This provision may be waived by the board of directors in any particular instance.
     (NOTE—State any other provisions not inconsistent with law for the conduct and regulation of the business of the corporation, for its voluntary dissolution, or for limiting, defining or regulating the powers of the corporation, or of its directors or stockholders, or any class of stockholders.)

First Names Should be Written in Full
Initials and abbreviations are not sufficient
(If seven days’ notice is given, use the following form.)
The first meeting shall be called by board of directors
of DOOLEY BROS. INC.
(If notice is waived, use the following form.)
     We hereby waive all requirements of the general laws of Massachusetts for notice of the first meeting for organization, and appoint the 5th day of December, 1928, at 4 P.M. o’clock M., at Rm. 331 Kimball Building, Boston, as the time and place for holding said first meeting.
     The names and residences of the incorporators and the amount of stock subscribed for by each are as follows:-
Amount subscribed for

	City or Town
	of
Name	Residence	Preferred	Common
THOMAS J. DOOLEY	31 Laurel Street, Roxbury, Boston		20
ALBERT P. DOOLEY	31 Laurel Street, Roxbury Boston		20
JOHN J. DOOLEY	31 Laurel Street, Roxbury, Boston		20
     In Witness Whereof, we have hereto set our hands, this 5th day of December in the year nineteen hundred and twenty- eight.

3

     That the first meeting of the subscribers to said agreement was held, on the 5th day of December in the year nineteen hundred and twenty-
     That the amount of capital stock now to be issued is
            shares of preferred stock,
60 shares of common stock,
     to be paid for as follows:-

	SHARES PREFERRED	SHARES COMMON
In Cash:
In full
By instalments
Amount of instalments to be paid before commencing business

In Property:
Real estate:
Location
Area

Personal Property:
Machinery and equipment		30
Merchandise
Bills receivable
Stocks and securities
Patent rights
Trade marks
Copyrights
Good will		30
* Services
* Expenses

*	State clearly the nature of such services or expenses and the amount of stock to be issued therefor

The name, residence and post-office address of each of the officers are as follows:-

Residence
Name of Office	Name	(City or Town)	Post-Office Address
President,	THOMAS J. DOOLEY	31 Laurel Street,	Roxbury, Boston
Treasurer,	ALBERT .P. DOOLEY	31 Laurel Street,	Roxbury,Boston
Clerk,	JOHN J. DOOLEY	31 Laurel Street,	Roxbury,Boston
Directors,	THOMAS J. DOOLEY, ALBERT P. DOOLEY and JOHN J. DOOLEY
In witness whereof and under the penalties of perjury, we have hereto signed our names, this 5th day of December in the year 1928.

The Commonwealth Massachusetts
JOHN F. X. DAVOREN
Secretary of the Commonwealth
STATE HOUSE, BOSTON, MASS.
ARTICLES OF AMENDMENT
General Laws, Chapter 156B, Section 72
     This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

We, Richard J. Dooley,	President and
Richard J. Dooley,	Clerk of
DOOLEY BROS., INC.
(Name of Corporation)
     located at 164 Market Street, Boston, Massachusetts do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted by consent dated May 10, 1972, by vote of

60	shares of	COMMON	out of	60	shares outstanding,

		(Class of Stock)
	shares of		out of		shares outstanding, and

		(Class of Stock)
	shares of		out of		shares outstanding,

		(Class of Stock)
being at least a majority of each class outstanding and entitled to vote thereon:-1 cross our
INAPPLICABLE
CLAUSE
that the name of the corporation be changed to “BFI Waste Systems of Massachusetts, Inc.”
[1]	for amendments adopted pursuant to Chapter 156B, Section 70.

[2]	far amendments adopted pursuant to Chapter 156B, Section 71

NOTE-	Amendments for which the space provided above- is not sufficient should be set out on continuation sheets to be number 2A, 2B, etc. Continuation sheets shall be on 8 1/2” wide x 11” high paper and must have a left-hand margin 1 inch wide for binding. Only one side should be used.

     The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of the General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.
IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 10th day of May,  in the year 1972.
               /s/ Richard J. Dooley          President
               /s/ Richard J. Dooley          Clerk

The Commonwealth Massachusetts
JOHN F. X. DAVOREN
Secretary of the Commonwealth
STATE HOUSE, BOSTON, MASS.
RESTATED ARTICLES OF ORGANIZATION
General Laws, Chapter 156B, Section 74
     This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the restated articles of organization. The fee for filing this certificate is prescribed by General Laws. Chapter 156B, Section 114. Make check payable in the Commonwealth of Massachusetts

We, Thomas J. Dooley, Jr.	Vice President, and
Michael J. Verrochi, Jr.	Assistant Clerk of
BFI Waste Systems of Massachusetts, Inc.
(Name of Corporation)
located at 164 Market Street, Brighton (Boston), Massachusetts do hereby certify that the following restatement of the articles of organization of the corporation was duly adopted by a consent vote dated August 10, 1972, by vote of

60	shares of	Common	out of	60	shares outstanding,

		(Class of Stock)
	shares of		out of		shares outstanding, and

		(Class of Stock)
	shares of		out of		shares outstanding,

		(Class of Stock)
being at least two-thirds of each class of stock outstanding and entitled to vote and of each class or series of stock adversely affected thereby:-
     1. The name by which the corporation shall be known is:- Browning-Ferris Industries, Inc.
     2. The purposes for which the corporation is formed are as follows:-
     To collect, process, haul and dispose of refuse and waste of all types, to operate sanitary landfills and other sites, and to perform other procedures, for the disposal of refuse and waste, and to furnish consulting services as to methods of such collection, processing and disposal of refuse and waste and the operation of such sites and performance of such procedures; to build, erect, construct and remodel all types of buildings, bridges, roads and other types of general contracting works; and to carry on any other business permitted by the laws of the Commonwealth of Massachusetts to a corporation organized under Chapter 156B.

NOTE	Provisions for which the space provided under articles 2, 4, 5 and 6 is not sufficient should be set out on continuation sheets to be numbered 2A, 2B, etc. indicate under each article where the provision is set out. Continuation sheets shall be on 8 1/2” wide x 11” high paper and must have a left hand margin 1 inch wide for binding. Only one side should be used.

3.	The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue is as follows:

	WITHOUT PAR VALUE	WITH PAR VALUE
CLASS OF STOCK	NUMBER OF SHARES	NUMBER OF SHARES	PAR VALUE
Preferred	NONE	NONE
Common	NONE	250	$100
*4.	If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established.
NONE
*5.	The restrictions, if any, imposed by the articles of organization upon the transfer of shares of stock of any class are as follows:
NONE
*6.	Other lawful provision, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:
Meetings of Stockholders and/or Directors may be held any-where throughout the United States.

*	If there are no such provisions, state “None”.

     *We further certify that the foregoing related articles of organization affect no amendments to the articles of organizations of the corporation as heretofore amended, [ILLEGIBLE] amendment to the following articles.
     (* if there are no such amendments state “None”)
1. The name of the corporation has been changed.
2. The purpose clause has been changed.
3. Prior restrictions upon the transfer of shares of common stock have been deleted.
IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 11th day of August in the year 1972.

/s/ Thomas K. Dooley	Vice President

/s/ Michael J. Verrochi	Assistant Clerk